UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 14, 2010 (December 10, 2010)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                           Entry into a Material Definitive Agreement

On December 10, 2010, Hexcel Corporation, as borrower, and its wholly-owned French subsidiary Hexcel Holdings SASU, as co-borrower, and the lenders under the borrower’ senior secured credit facility agreed to increase the revolving loan commitment under the facility from $150 million to $285 million.  All other terms of the credit facility, including the collateral package, subsidiary guarantees and financial and other covenants, remain unchanged.

Hexcel plans to redeem $150 million of its outstanding $225 million 6.75% senior subordinated notes on February 1, 2011, using, in part, the additional $135 million capacity.

On December 13, 2010, Hexcel issued a news release announcing the planned call of the senior subordinated notes and the expansion of the revolving loan commitment under the credit facility. This news release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the credit agreement and related agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                         Press release dated December 13, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

December 14, 2010
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated December 13, 2010.